                                                                    EXHIBIT 23.8

                              TAYLOR NELSON SOFRES

                                                              September 21, 2004

BY FACSIMILE AND COURIER

China Finance Online Co. Limited
Room 610B, 6/F Ping'an Mansion
No. 23 Financial Street
Xicheng District
Beijing  100032
People's Republic of China


     RE: CONSENT OF TAYLOR NELSON SOFRES

We understand that China Finance Online Co. Limited ("CFO") plans to file a registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein under the headings "Prospectus summary" and "Business" of our name and the following data sourced from the publications of Taylor Nelson Sofres:

UNDER THE HEADING "PROSPECTUS SUMMARY":

According to a survey a commissioned by CFO and that was conducted by Taylor Nelson Sofres between June 10 and July 15 2004:

o CFO's website at www.jrj.com.cn was one of the most frequently visited websites that specialize in providing financial data and information in China during the six month period ended May 31, 2004, among a total of 47 websites that also specialize in providing financial data and information which were identified by the participants in the survey;

o during the twelve month period ended December 31, 2003, Internet users in China spent more money purchasing financial products and services offered through CFO's website at www.jrj.com.cn than through any other financial information website in China; and

o CFO commissioned this survey, which was conducted independently by Taylor Nelson Sofres using its own survey parameters and methodologies. Among the approximately 120,000 random telephone calls made by Taylor Nelson Sofres, during the period from June 10 to July 15, 2004, in six major cities throughout China, 270 individuals who identified themselves as both Internet users and stock investors that used websites that specialize in providing online financial information in China participated in the survey.

UNDER THE HEADING "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS":

According to the survey commissioned by CFO and conducted by Taylor Nelson Sofres between June 10 and July 15 2004:

o CFO's website at www.jrj.com.cn was one of the most frequently visited websites that specialize in providing financial data and information in China during the six month period ended May 31, 2004, among a total of 47 websites that also specialize in providing financial data and information which were identified by the participants in the survey; and

o during the twelve month period ended December 31, 2003, Internet users in China spent more money purchasing financial products and services offered through CFO's website at www.jrj.com.cn than through any other financial information website in China.


UNDER THE HEADING "BUSINESS":

According to the survey commissioned by CFO and conducted by Taylor Nelson Sofres between June 10 and July 15 2004:

o CFO's website at www.jrj.com.cn was one of the most frequently visited websites that specialize in providing financial data and information in China during the six month period ended May 31, 2004, among a total of 47 websites that also specialize in providing financial data and information which were identified by the participants in the survey;

o during the twelve month period ended December 31, 2003, Internet users in China spent more money purchasing financial products and services offered through CFO's website at www.jrj.com.cn than through any other financial information website in China;

o CFO commissioned this survey, which was conducted independently by Taylor Nelson Sofres using its own survey parameters and methodologies. Among the approximately 120,000 random telephone calls made by Taylor Nelson Sofres, during the period from June 10 to July 15, 2004, in six major cities throughout China, 270 individuals who identified themselves as both Internet users and stock investors that used websites that specialize in providing online financial information in China participated in the survey; and

o China's Internet users that invest in stocks and access online financial information represent less than 1% of China's total population and less than 4% of China's total number of Internet users.


                                        TAYLOR NELSON SOFRES


                                        By:      /s/ Ashok Sethi
                                               _______________________________

                                        Name:    Mr. Ashok Sethi
                                               _______________________________

                                        Title: Managing Director, TNS China
                                               _______________________________